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                                                                      Exhibit 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statements on Forms S-8, S-2 and S-3 (File No. 333-62573, 333-95912, 333-18613,
333-62464, 333-70773 and 333-46721) of Viseon, Inc. and subsidiaries of our report dated October 6, 2003 (except for Notes 3, 4, 5, 6 and 16 as to which the date is August 9, 2004), included in Form 10-KSB for the year ended June 30, 2003.


                                         /s/ VIRCHOW, KRAUSE & COMPANY, LLP


Minneapolis, Minnesota
August 13, 2004